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                                                                   EXHIBIT 10.37

                           Software License, Services,
                            Support and Enhancements
                                    Agreement

                                       for

                               Red Envelope, Inc.

                           [MANHATTAN ASSOCIATES LOGO]

                        powering supply chain excellence

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[MANHATTAN ASSOCIATES LOGO]                             2300 Windy Ridge Parkway
                                                               Atlanta, GA 30339

                     SOFTWARE LICENSE, SERVICES, SUPPORT AND
                      ENHANCEMENTS AGREEMENT ("AGREEMENT")

Client:     Red Envelope, Inc.
Address:    201 Spear Street, Ste 300
            San Francisco, CA 94105

Manhattan Associates, Inc., a Georgia corporation, ("Manhattan"), markets and supports certain software applications licensed hereunder as "Licensed Products" and Client is a DELAWARE corporation or having a principal place of business as noted above and Client is desirous of obtaining a license to use the Licensed Products, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the background, the covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE I. DEFINITIONS

For purposes of this Agreement, the following terms shall mean:

CONFIDENTIAL INFORMATION

Certain confidential technical and business information, including without limitation, business plans and interests, the Licensed Products and associated documentation, and this Agreement, including its existence and its terms and conditions.

CUSTOMER SUPPORT

Services provided by Manhattan pursuant to this Agreement, for which Client has elected to subscribe, and related to technical support on Licensed Products. Software Updates for Licensed Products are included as a part of a Customer Support subscription.

CUSTOMER SUPPORT AND SOFTWARE ENHANCEMENTS FEES

The fee(s) defined in Article V, Section 5(C).

DESIGNATED PROCESSOR

The hardware server(s) identified in any Attachment to this Agreement or a written notification as described in Article II. Section 1(C). In the case of non-server based software, the personal computers on which the Licensed Products are resident.

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DESIGNATED SITE

The physical location(s) where (a) the Licensed Products are installed upon the Designated Processor(s); or (b) are otherwise utilized; and which are specifically identified in any Attachment to this Agreement or a written notification as described in Article II. Section 1(C).

DISCLOSER

The party disclosing Confidential Information.

LICENSE FEE

The fee(s) defined in Article V, Section 5(A).

LICENSED PRODUCT(S)

The computer programming source and object code for the Licensed Products identified in each Attachment A to this Agreement, any Software Enhancements, any Software Updates, the media in which the Licensed Products are delivered, and the associated documentation. Certain security operational controls, Warehouse Management System for Windows, Labor Management, Performance Management and Slotting Optimization are provided in object code only.

LICENSED USER(S)

Any individual which has accessed the Licensed Products. Licensed Users are counted concurrently until ceasing use of the Licensed Products and the total number of Licensed Users simultaneously using the Licensed Products at any one time may not exceed the total number for which License Fees have been paid.

MODIFICATIONS

Any mutually agreed upon enhancements, modifications, or substitutions to the Licensed Products made by or at the direction of Manhattan.

PUBLISHED PRODUCT SPECIFICATIONS

The User Guides and the Implementation Guides (in whatever media) associated with the Licensed Products, as they may exist from time to time.

RECIPIENT

The party receiving Confidential Information.

SERVICES

Professional services provided to Client by Manhattan pursuant to Article III of this Agreement and related to the Licensed Products, including programming, consulting, analysis, and training.

SOFTWARE ENHANCEMENTS

Subsequent versions and releases of the Licensed Products which Manhattan makes generally available without payment of additional License Fees during the Subscription

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Period. Software Updates for Licensed Products are included as a part of a
Software Enhancements subscription.

SOFTWARE UPDATES

Corrections to Client's current version of the Licensed Products.

SUBSCRIPTION PERIODS

The time periods in annual increments during which Customer Support and/or Software Enhancements are available under this Agreement.

                    ARTICLE II. SOFTWARE LICENSE ("LICENSE")

      1. LICENSE GRANT.

(A) Manhattan grants to Client a non-exclusive perpetual license to use the Licensed Products indicated in the Attachments A which may be executed from time to time by the parties, and to use the Modifications, as follows:

(i) only on the Designated Processor(s), at the Designated Site(s), and only by the Licensed Users, as applicable, identified in Attachments A attendant to this Agreement;

(ii) in the case of the N-Tier version of the Licensed Products, to also utilize the Licensed Products on personal computers used as clients in conjunction with the Designated Processor;

(iii) to create Modifications to enhance Client's use of the Licensed Products solely in the manner contemplated by this Agreement and not for any software development or other independent efforts intended to generate revenues of any kind;

(iv) only by Client and for Client's benefit through its ordinary course of business and not for the benefit of any third party, including without limitation, commercial timesharing or service bureau or other rental or sharing arrangements, data processing or management information or services;

(v) only in the country in which they are first installed and may only be moved to another country with the prior written permission of Manhattan; and,

(vi) copy the Licensed Products or Modifications for archival or backup purposes only, so long as all titles, trademark, copyright, and restriction notices are reproduced. No other uses are granted hereunder.

(B) Client may not:

(i) reverse engineer, disassemble, or decompile any part of the Licensed Products or Modifications, except to the extent required to obtain interoperability with other independently created or procured software or as specified by law;

(ii) distribute, sell or otherwise transfer any part of the Licensed Products or Modifications; or

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(iii) remove the patent, copyright, trade secret or other proprietary protection legends or notices that appear on or in the Licensed Products.

(C) Client shall notify Manhattan in writing within thirty (30) days of any model change to a Designated Processor(s), change in Designated Site(s) within the same country, or desire to reallocate Licensed Users.

      2. OWNERSHIP. Manhattan retains all title, copyright and other proprietary rights in the Licensed Products and Modifications, and all versions of each. Any developments including inventions relating to the Licensed Products shall be owned by Manhattan. Client does not acquire any rights, express or implied, other than those specified in this Agreement. Client agrees to secure and protect the Licensed Products and Modifications in a manner consistent with maintaining Manhattan's rights therein. Violation of Manhattan's intellectual property rights shall be the basis for immediate termination of this Agreement, which shall be in addition to and not in lieu of any equitable remedies available to Manhattan. At Manhattan's written request, Manhattan may audit Client's use of the Licensed Products or Modifications, at Manhattan's expense, but not more frequently than annually. Such audit shall not unreasonably interfere with Client's business activities. If an audit reveals that Client has underpaid fees to Manhattan, Client shall promptly pay any such underpaid fees.

3. WRONGFUL POSSESSION OR ACCESS. Upon knowledge of any unauthorized possession, use of, or access to, any Licensed Products or Modifications, Client shall promptly notify Manhattan and furnish Manhattan with full details of such knowledge, assist in preventing any recurrence thereof, and cooperate at Manhattan's expense in any litigation or other proceedings reasonably necessary to protect the rights of Manhattan.

4. SOURCE CODE ESCROW. By executing an Attachment C attendant to this Agreement, Client elects to have the remaining source code of the Licensed Products which it does not receive placed on deposit in Manhattan's master escrow account, which source code shall be released upon the conditions outlined in said Attachment. Upon making such election, Client agrees to pay to Manhattan the then-current annual fee associated with being a beneficiary of such account. Further, Client will receive written confirmation from the escrow agent of Client's registration. At least thirty (30) days prior to expiration of Client's annual subscription to Source Code Escrow, Manhattan shall notify Client of the applicable escrow fees for the succeeding year, whereupon, unless Client notifies Manhattan in writing of its desire to terminate its escrow subscription upon such expiration date, Client's subscription to Source Code Escrow shall be extended and renewed for an additional period of one (1) year at the then-current fees specified by Manhattan. If Client fails to remit escrow fees pursuant to the terms hereof, Manhattan will have no duty to include Client as a beneficiary of its escrow account.

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                              ARTICLE III. SERVICES

1. SERVICES PROVISION. Manhattan will provide Services from time to time at Client's request and under the terms and conditions of this Agreement.

2. MODIFICATIONS. As a part of Services, Manhattan will also provide Modifications at Client's request, as documented by a Detailed Design Specification or similar mutually agreed upon instrument. Client and Manhattan agree that the Modifications provided to Client shall not be a "work made for hire".

3. SERVICES TERMINATION. Client may, at its election and upon thirty (30) days prior written notice, terminate the Services to be provided hereunder. However, such termination shall not affect any right or claim of either party incurred or accruing prior to the date of termination, including without limitation, any right or claim of Manhattan payable for services rendered or reimbursable expenses incurred prior to such termination date.

             ARTICLE IV. CUSTOMER SUPPORT AND SOFTWARE ENHANCEMENTS

1. CUSTOMER SUPPORT AND SOFTWARE ENHANCEMENTS. Customer Support and Software Enhancements shall be provided in accordance with Manhattan's Worldwide Customer Support and Software Enhancements policies, as they may exist during each annual Subscription Period. Subscriptions to Customer Support and/or Software Enhancements are offered for only the Licensed Products and Client may not elect to exclude any of the Licensed Products or any of the Designated Site(s) from Manhattan's Customer Support and Software Enhancements subscriptions during the Subscription Period.

2. SUBSCRIPTION PERIOD. The Subscription Period begins upon execution of an Attachment B attendant to this Agreement. At least thirty (30) days prior to expiration of a Subscription Period, Manhattan shall notify Client of the applicable Customer Support and/or Software Enhancements Fees for the succeeding year. Whereupon, unless Client notifies Manhattan in writing of its desire to terminate its current subscription (s) on or before the expiration date for that Subscription Period, Client's subscription(s) to Customer Support and/or Software Enhancements shall be extended and renewed for an additional period of one (1) year at the then current subscription fees specified by Manhattan.

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                               ARTICLE V. GENERAL

1. MUTUAL NONDISCLOSURE.

(A) Pursuant to this Agreement, each party may, from time to time, furnish the other party with certain Confidential Information. The parties agree to hold each other's Confidential Information in confidence. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees in violation of this Agreement. The disclosure of Discloser's Confidential Information does not grant to the Recipient any license or rights to any trade secrets or under any patents or copyrights, except as expressly provided by the licenses granted in this Agreement.

(B) The obligations of Recipient with respect to any particular portion of Confidential Information shall terminate or shall not attach, as the case may be, when such information:

(i) was in the public domain at the time of Discloser's communication thereof to Recipient;

(ii) entered the public domain through no fault of Recipient subsequent to the time of Discloser's communication thereof to Recipient;

(iii) was in Recipient's possession free of any obligation of confidence at the time of Discloser's communication thereof to Recipient;

(iv) was independently developed by Recipient as demonstrated by written records; or,

(v) is required to be disclosed by court or government order and Discloser has been given notice of such order.

(C) Discloser understands that Recipient may develop information internally, or receive information from other parties, that may be similar to Discloser's information. Accordingly, nothing in this Agreement shall be construed as a representation or inference that Recipient will not independently develop products, for itself or for others, that compete with the products or systems contemplated by Discloser's information. The parties agree that a breach of the confidentiality obligations by Recipient shall cause immediate and irreparable monetary damage to Discloser and shall entitle Discloser to injunctive relief in addition to all other remedies.

2. WARRANTIES. Manhattan warrants that it possesses all rights and interests necessary to enter into this Agreement. In addition, Manhattan extends the following warranties:

(A) LICENSED PRODUCTS. For a period of twenty-four (24) months following execution of this Agreement or six (6) months following the first commercial use of the Licensed Products at the initial Designated Site, whichever occurs earlier, Manhattan warrants that the Licensed Products will materially perform the functions described in the Published Product Specifications. Manhattan warrants that the Licensed Products: (i) will completely and accurately address, present, produce, store and calculate data involving

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dates beginning with January 1, 2000, and will not produce abnormally ending or incorrect results involving such dates as used in any forward or regression date based functions; and (ii) will provide that all "date"-related functionalities and data fields include the indication of century and millennium and will perform calculations which involve a four-digit year field.

(B) SERVICES. For a period of ninety (90) days following the date of performance, Manhattan warrants that the Services supplied hereunder shall be performed consistent with generally accepted industry standards.

(C) CUSTOMER SUPPORT AND SOFTWARE ENHANCEMENTS. During the Subscription Period, Manhattan warrants that the Licensed Products will materially perform the functions described in the Published Product Specifications as they may exist during the Subscription Period.

(D) WARRANTY EXCLUSIONS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Manhattan makes no warranty with respect to and shall have no responsibility or liability whatsoever for Modifications not made by Manhattan. All Modifications made by Client shall be made at the sole risk and expense of Client and shall void any warranties of the Licensed Products to the extent such nonconformity is caused by such Modification.

3. EXCLUSIVE REMEDIES. For any breach of warranties contained in Section 2 of this Article, Client's exclusive remedy and Manhattan's entire liability shall be as follows:

(A) LICENSED PRODUCTS. The correction of errors in the Licensed Products that cause breach of warranty, or if Manhattan is unable to provide such correction, Client shall be entitled to terminate this Agreement as it relates to the non-conforming Licensed Products and receive a refund of the License Fees paid for the non-conforming Licensed Products.

(B) SERVICES. The reperformance of the Services, or if Manhattan is unable to perform the Services as warranted, Client shall be entitled to recover the fees paid to Manhattan for the unsatisfactory Services.

(C) CUSTOMER SUPPORT AND SOFTWARE ENHANCEMENTS. The correction of errors in the Licensed Products that cause breach of warranty, or if Manhattan is unable to provide such correction, Client shall be entitled to terminate this Agreement as it relates to the non-conforming Licensed Products and receive a refund of the Customer Support and/or Software Enhancements Fees paid for the non-conforming Licensed Products for the then current Subscription Period.

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4. INDEMNITIES. INFRINGEMENT. Manhattan, at its sole expense, agrees to defend and indemnify Client against any claim that the Licensed Products or Modifications directly infringe a copyright, patent, or other intellectual property right, provided that: (i) Client notifies Manhattan in writing within thirty (30) days of the claim; (ii) Manhattan has sole control of the defense and all related settlement negotiations; and (iii) Client provides Manhattan with the information, assistance and authority to enable Manhattan to perform Manhattan's obligations under this paragraph. Manhattan shall have no liability for any claims of infringement to the extent that such claims result from the use of the Licensed Products in conjunction with non-Manhattan software or other non-Manhattan products or upon a use of the Licensed Products in a manner not contemplated by the Published Product Specifications. Nothing in this provision shall be construed as a limitation on Client's ability to retain legal counsel at its own expense to monitor the proceedings.

Manhattan further agrees that if Client is prevented from using the Licensed Product(s) due to an actual or claimed infringement of any patent, copyright or other intellectual property right, then at Manhattan's option and as its entire obligation to Client with respect to such claims, Manhattan shall promptly either:

(i) procure for Client, at Manhattan's expense, the right to continue to use the Licensed Product(s);

(ii) replace or modify the Licensed Product(s) at Manhattan's expense so that the Licensed Product(s) become non-infringing, but substantially equivalent in functionality; or

(iii) in the event that neither (i) or (ii) are reasonably feasible, terminate the Agreement as to the infringing Licensed Products and return Client's License Fees for the infringing Licensed Product(s) amortized over a five (5) year depreciation period from the execution of the Agreement.

5. PAYMENT.

(A) LICENSE FEES. In consideration for the License granted in Article II, Client agrees to pay to Manhattan the License Fees designated on any Attachment A attendant to this Agreement upon the execution of this Agreement and any Attachment A attendant to this Agreement.

(B) SERVICES FEES / EXPENSES. As compensation for performing Services, Client agrees to pay Manhattan on a time and materials basis which shall be billed at Manhattan's then-current list prices. Training shall be billed at Manhattan's then-current list prices. Manhattan will invoice Client every two (2) weeks while Services are being performed. Client agrees to reimburse Manhattan for all reasonable out-of-pocket expenses Manhattan incurs in providing Services. If amounts remain unpaid for thirty (30) days or more, Manhattan may, at its option, refuse to perform additional Services under this Agreement until such amounts are paid.

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(C) CUSTOMER SUPPORT AND SOFTWARE ENHANCEMENTS FEES. In consideration for the
Customer Support and/or Software Enhancements to be provided hereunder and for which Client elects to subscribe, Client shall pay Customer Support and/or Software Enhancements Fees in accordance with any Attachment B attendant to this Agreement and subsequently as an annual charge. The first payment shall be due upon execution of any Attachment B attendant to this Agreement. During the Subscription Period, Client may be billed additional Customer Support and Software Enhancements Fees resulting from additional Designated Sites, additional Licensed Products, additional Licensed Users, or from the upgrade of service level. If Client fails to remit Customer Support and/or Software Enhancements Fees pursuant to the terms hereof, Manhattan will have no duty to provide Customer Support and Software Enhancements as specified under Article IV.

(D) TAXES. The fees listed in this Agreement do not include taxes. If Manhattan is required to pay any sales, use, property, excise, value added, gross receipts, or other taxes levied on the Licensed Products or Services under this Agreement or on Client's use thereof, then such taxes shall be billed to and paid by Client. This Section does not apply to taxes based on Manhattan's net income or Manhattan's employer contributions and taxes.

(E) INVOICES. Client agrees to pay for all amounts due under this Agreement upon receipt of invoice. Such amounts which remain unpaid for thirty (30) days after invoice date will bear interest from the invoice date of one and one-half percent (1 1/2%) per month or the highest rate permitted by law, if less. Time is of the essence for all payments due under this Agreement, and in the event any payment due to Manhattan is collected at law, through an attorney-at-law or a collection agency, Client agrees to pay all costs of collection, including without limitation, all court costs and reasonable attorney's fees.

(F) All payments made hereunder are nonrefundable, except as specifically provided otherwise in this Agreement.

6. LIMITED LIABILITY. EXCEPT FOR a) FAILURE TO COMPLY WITH MANHATTAN'S PROPRIETARY RIGHTS, b) FAILURE TO COMPLY WITH THE MUTUAL NONDISCLOSURE PROVISION, OR c) THE INFRINGEMENT INDEMNITY PROVISIONS CONTAINED HEREIN: (A) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR A MONETARY AMOUNT GREATER THAN THE AMOUNTS PAID OR DUE PURSUANT TO THIS AGREEMENT, AND (B) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OR INJURIES TO EARNINGS, PROFITS OR GOODWILL, OR FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY PERSON OR ENTITY WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY EVEN IF ANY OTHER REMEDIES FAIL OF THEIR ESSENTIAL PURPOSE. The provisions of this Agreement allocate the

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risks between Manhattan and Client. Manhattan's pricing reflects this allocation of risk and the limitation of liability specified herein.

7. EMPLOYEE RECRUITING. Each party acknowledges that the other party's employees are critical to the servicing of its customers. Therefore, Client agrees not to solicit, employ or otherwise engage Manhattan's employees without Manhattan's prior written consent for a period of thirty-six (36) months following that employee's last date of employment by Manhattan and Manhattan agrees not to solicit, employ or otherwise engage Client's employees involved in the services contemplated by this Agreement without Client's prior written consent for a period of thirty-six (36) months following that employee's last date of employment by Client. Should either party violate this provision, the violating party agrees to pay the other party the greater of onehalf of the former employee's annual salary or fifty thousand dollars ($50,000). The parties further agree that in the event of any actual or threatened breach of any of the provisions of this section, the non-breaching party shall be entitled (in addition to any and all other rights and remedies at law or in equity for damages or otherwise, which rights and remedies are and shall be cumulative) to specific performance, a temporary restraining order, or an injunction to prevent such breach or contemplated breach. Further, such payment and additional relief does not restrict the non-breaching party's rights or remedies as they relate to such former employee.

8. TERMINATION. If either party materially breaches this Agreement, the other party may give written notice of its desire to terminate and the specific grounds for termination and, if such default is capable of cure and the party in default fails to cure the default within thirty (30) days of the notice, the other party may terminate this Agreement. If such default is incapable of cure, the other party may terminate this Agreement immediately upon written notice of its desire to terminate. Upon termination, the License to use the Licensed Products and Modifications shall be immediately revoked and all Licensed Products and Modifications and supporting materials will be returned to Manhattan or destroyed and documentation supplied to Manhattan certifying destruction. Confidentiality obligations shall survive this Agreement.

9. EXPORT ADMINISTRATION. Client agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Licensed Products nor any direct product thereof are (A) exported, directly or indirectly, in violation of Export Laws; or (B) are intended to be used for any purposes prohibited by Export Laws. Client will indemnify Manhattan for any losses, costs, liability, and damages, including reasonable legal fees, incurred by Manhattan as a result of failure by Client to comply with this Section. Manhattan may, from time to time, deny Client the right to license in certain countries in order to protect Manhattan's interests.

10. GENERAL.

(A) WAIVER. The waiver of one breach hereunder shall not constitute the waiver of any other or subsequent breach. No amendments, modifications or supplements to this Agreement shall be binding unless in writing and signed by the parties.

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(B) NOTICES. All notices shall be in writing and shall be sufficiently given if:
(i) delivered by hand; (ii) delivered by courier with a signed receipt; (iii) sent by facsimile transmission, but only if original documents are delivered as of the fifth (5th) working day thereafter; or (iv) sent by registered mail or certified mail, postage prepaid to the respective addresses of the parties noted herein or such other address as shall be furnished from time to time in writing by either party. To expedite order processing, Client agrees that Manhattan may treat documents faxed by Client to Manhattan as original documents. However, either party may require the other to exchange original signed documents.

(C) GOVERNING LAW. The laws of the State of Georgia shall govern this Agreement, and all matters arising out of or related to this Agreement, except actions arising under the patent and copyright provisions of the U.S. Code. The parties hereby submit to the jurisdiction of the Georgia courts. The parties agree that this Agreement is not subject to and shall not be interpreted by the United Nations Convention on Contracts for the International Sale of Goods. No action arising out of this Agreement, regardless of form, may be brought more than one
(1) year after the claiming party knew or should have known of the cause of action.

(D) ASSIGNMENT. This Agreement may not be assigned by Client and any attempted assignment shall be void.

(E) PUBLICITY RIGHTS. Manhattan may include Client's name and logo among its list of customers and may include a brief description of the services furnished by Manhattan and the functions performed thereby.

(F) LANGUAGE. Should a counterpart to this Agreement be prepared in a language other than English, then English shall be the language of this Agreement and the English language counterpart shall govern all disputes, performances and interpretations, and the counterpart in another language shall be for convenience only and shall not affect the performance or interpretation of this Agreement.

(G) CURRENCY. All amounts stated in and payable under this Agreement shall be denominated and payable in United States Dollars.

(H) SEVERABILITY. If any provision or portion thereof of this Agreement is held to be invalid or unenforceable, the remaining provisions will remain in full force.

(I) THIRD PARTY SOFTWARE. Third party software which is licensed by the third party to Manhattan ("Software"), is hereby sublicensed or assigned by Manhattan to Client on a nonexclusive, nontransferable basis to be used exclusively with the Licensed Products to which it relates. This third party software license will terminate when this agreement terminates or when the Licensed Products are no longer being used by Client. Client shall not reverse engineer, modify, copy, distribute or otherwise disclose the Software.

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IN NO EVENT WILL MANHATTAN OR THE THIRD PARTY SOFTWARE MANUFACTURER BE LIABLE
FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE, INCLUDING WITHOUT LIMITATION, ANY LOST PROFITS OR SAVINGS, AND ANY LOSS OR DAMAGE CAUSED BY THE LOSS OF USE OF ANY DATA OR INFORMATION OR ANY INACCURATE DATA OR INFORMATION.

(J) The terms of all shipments of software are FOB Shipping Point. This Agreement, including its terms and conditions and its attachments and amendments, is a complete and exclusive statement of the agreement between the parties, which supersedes all prior or concurrent proposals and understandings, whether oral or written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement, and any amendments, Attachments, modifications or supplements thereto, shall not be effective until executed by Client and accepted and executed by the Chief Financial Officer, Chief Legal Officer or Chief Executive Officer of Manhattan. By execution, signer certifies that signer is duly authorized to execute this Agreement on behalf of Manhattan. Accepted by Manhattan and effective as of.

MANHATTAN ASSOCIATES, INC.

By: /s/ EDWARD K. QUIBELL
-------------------------
(Authorized Signature)

Edward K. Quibell
-------------------------
(Print or Type Name)

Chief Financial Officer
-------------------------
(Title)

By execution, signer certifies that signer is duly authorized to execute this Agreement on behalf of Client.

CLIENT

By: /s/ JOHN W. ROBERTS
-----------------------
(Authorized Signature)

/s/ JOHN W. ROBERTS
------------------------------
(Print or Type Name and Title)

12/29/03
--------------
(Date Signed)

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[MANHATTAN ASSOCIATES LOGO]

                                                        2300 Windy Ridge Parkway
                                                               Atlanta, GA 30339

                                   ADDENDUM TO
                     SOFTWARE LICENSE, SERVICES, SUPPORT AND
                             ENHANCEMENTS AGREEMENT

Client:  Red Envelope, Inc.
Address: 201 Spear Street, Ste 300
         San Francisco, CA 94105

This Addendum is made by and between Manhattan Associates, Inc. ("Manhattan") and Client in consideration of their mutual promises and subject to its Terms and Conditions. This Addendum amends the Software License, Services, Support and Enhancements Agreement ("Agreement") by and between Manhattan and Client by its Terms and Conditions.

THE AGREEMENT is amended by the addition of the following:

"This Agreement, including any and all Addenda and Attachments, must be executed by Client and received by Manhattan no later than NOON on December 31, 2003 for the terms of this Agreement to be valid."

ARTICLE II. SOFTWARE LICENSE, is amended as follows:

SECTION 1. LICENSE GRANT, Paragraph (A), Subsection (vi), is amended by the addition of the following:

"Manhattan agrees that Client may provide for Disaster Recovery Services either on a computer processing unit at its Columbus, Ohio Designated Site, which may be owned or leased by the Client, or on a processor provided for Disaster Recovery by a third party organization. Client agrees to notify Manhattan of the Model and Serial Number of said processor. "This license is granted only for the Licensed Products installed on Client's Designated Processor and not for any other Licensed Products installed on any other processor(s). The Licensed Products loaded upon a Disaster Recovery Processor will only be operational, other than for disaster recovery test purposes, in case of disaster conditions and inoperability of the Client's Designated Processor(s). Immediately upon the Client's Designated Processor(s) regaining operable status, Client agrees to cease using the Licensed Products on the Disaster Recovery Processor, except as needed to restore the Designated Processor(s) to proper operating condition. Should Client choose to utilize Disaster Recovery services provided by a third party organization, Client agrees to provide Manhattan with a copy of Client's service agreement with the third party and an original Manhattan Non-Disclosure Agreement executed by the third party. Client agrees to be fully responsible to Manhattan for all damages, including lost profits and consequential damages, if applicable, for any unauthorized use, disclosure, or duplication of the Licensed Products by the third party organization or any other unauthorized party."

SECTION 1. LICENSE GRANT, Paragraph (A), Subsection (vi), is further amended by the addition of the following:

"Furthermore, Client may install and use the Licensed Products on a Designated Processor without payment of additional License Fees, provided Client pays any additional third party license fees required by Manhattan's licensors for such copies and so long as the use is limited solely to a testing and development environment with a maximum of ten (10) concurrent users, simulated use. If use of the Licensed Products exceeds these limits, Client agrees to pay then current License Fees for such usage of the Licensed Products. Client agrees to notify Manhattan in writing of the Model, and Serial Number of said test processor. Further, in Client's test environment Client may simulate up to 1000 users solely for test and development purposes provided however Client agrees to provide Manhattan with not less than two (2) days advance notice of the date and duration of said test."

SECTION 1. LICENSE GRANT, is amended by the addition of the following:

"(D) Manhattan acknowledges that Client may experience peak seasons in which it may temporarily exceed the number of Licensed Users permitted under this Agreement. As a specific accommodation of this situation, Manhattan agrees that Client may temporarily exceed the total number of Licensed Users during for up to two (2) consecutive months, provided however, in no event shall such use exceed a total of four (4) months in any calendar year, and the total number of concurrent users shall not exceed two hundred (200). If use of the Licensed Products exceeds these limits, Client agrees to pay the then-current License Fee for said excess Licensed Users."

ARTICLE III. SERVICES, SECTION 1. SERVICES PROVISION, is amended by the addition of the following:

"Manhattan agrees to perform implementation Services in accordance with Manhattan's PRISM methodology which outlines implementation and includes the creation of the Project Plan, Statement of Work, Functional Design and the Detail Design Specification for such implementation. In the event of a change in scope of the implementation, the parties will mutually agree to modify the appropriate documentation by a Change Order. Such Change Order may be initiated by Client. Manhattan will then estimate the added cost, net of any credit for work that will not need to be performed, and advise Client of such cost. Client will then advise Manhattan whether Client wants to proceed with the Change Order and, if so, the appropriate documentation will be Page 2 of 4 ADDSLSSEA.30808 appropriately amended. Manhattan agrees to perform these implementation Services provided Client performs its obligations pursuant to this Agreement."

ARTICLE IV. CUSTOMER SUPPORT AND SOFTWARE ENHANCEMENTS, SECTION 1. is amended as follows:

"Notwithstanding anything to the contrary in the Worldwide Customer Support and Software Enhancement's policy, provided Client is operating on version 2003R1 or later, in the event Manhattan creates a modification to the Licensed Products per Client's request, and such modification creates a non-conformity in the Licensed Products against the Published Product Specifications, Manhattan shall determine and fix such non-conformity in the Licensed Products as part of Client's annual Customer Support and Software Enhancements Subscription. However, in no event shall Manhattan have any liability for modifications not made by Manhattan and any errors as a result of modifications not made by Manhattan shall be billable."

ARTICLE V. GENERAL, is amended as follows:

SECTION 2. WARRANTIES, Paragraph (C) is amended by the addition of the following:

"Manhattan's obligations shall not materially degrade from that set forth in the Worldwide Customer Support and Software Enhancement in effect as of the date of this Agreement."

SECTION 5. PAYMENT, Paragraph (A), is amended by the addition of the following:

"For the Licensed Products, Licensed Users and Designated Sites licensed upon execution hereof, Client agrees to pay the License Fees set forth in the Attachment A executed contemporaneously herewith in accordance with the following schedule:

-     Twenty-five percent (25%) upon execution hereof;

-     Twenty-five percent (25%) within forty-five (45) days of execution hereof;

-     Twenty-five percent (25%) within ninety (90) days of execution hereof; and

- The remaining twenty-five percent (25%) within one hundred eighty (180) days of execution hereof."

SECTION 5. PAYMENT, PARAGRAPH (A), is further amended by the addition of the following:

"Until December 31, 2004, Client may elect to pay an additional [ * ] of any Warehouse Management System (WMS) Licensed Product License Fee due contemporaneously with each transaction under this Agreement (including the initial execution of the Agreement as well as any licensing of additional Licensed Users, Licensed Products and/or Designated Sites) for the cost of a runtime license to Visibroker. For the purposes of this

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

transaction, the Visibroker License Fee will be [ * ]. Thereafter, and to any additional Licensed Products, Licensed Users and Designated Sites, then-current prices, terms, and conditions shall apply."

SECTION 5. PAYMENT, Paragraph (B), is amended by the addition of the following:

"For Services for the initial implementation of the Licensed Products, Licensed Users and Designated Sites licensed upon execution hereof, Manhattan agrees to provide Client a [ * ] discount on the billing rates listed below for Services incurred by Client through December 31, 2004.

CONSULTING BILLING RATES ANALYSTS / R & D / OTHER BILLING RATES

Executives                                     [ * ]
Vice President                                 [ * ]
Design Leader / Director                       [ * ]
Hardware System Consulting                     [ * ]
Manager                                        [ * ]
Project Manager                                [ * ]
Senior Consultant                              [ * ]
Hardware Services                              [ * ]
Consultant/Hardware/Telephone                  [ * ]
Support                                        [ * ]
Associate                                      [ * ]
Vice President                                 [ * ]
Director/Senior Development Manager            [ * ]
Development Manager                            [ * ]
Senior Software Engineer                       [ * ]
Software Engineer                              [ * ]
Associate                                      [ * ]

For the initial implementation of the Licensed Products, Licensed Users, and Designated Sites licensed contemporaneously with the execution of this Addendum, and provided said implementation is completed on or before December 31, 2004, as such date shall be extended due solely to the fault of Manhattan, Manhattan estimates that the Services fees to provide the implementation Services specified in the Red Envelop Process Flow Diagram.doc, the Red Envelope Project Plan V1 20031125.mpp, and the Red Envelope Functional Flow 20031121.doc ("Implementation documents") shall be [ * ], and

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Manhattan agrees not to exceed such amount. In the event the scope of project as described in said implementation Documents should change, or associated roles and responsibilities should change, the aforementioned estimated and "not to exceed" amounts shall be adjusted as mutually agreed to in good faith by the parties. Further, in the event Client requests additional Services beyond those detailed in the Implementation Documents; Manhattan agrees to provide an additional [ * ] discount on the Services Rates listed above. Page 3 of 4 ADDSLSSEA.30808 Client and Manhattan acknowledge Client's objective to have first commercial use of the License Products on or before July 15, 2004. In the event such first commercial use is achieved on or before said date, Client agrees to pay Manhattan an additional [ * ] in Services Fees. Should such First Commercial Use occur after said date solely due to the fault of Manhattan, Manhattan agrees to pay Client [ * ]. Such payment shall be made by either party no later than thirty (30) days following first commercial use of the Licensed Products. In the event the scope of any or all of the project, Modifications, and/or the associated roles/responsibilities should change with respect to said cost estimates, the parties will mutually agree to modify the appropriate documentation and costs by a change order. Manhattan will estimate the added cost, net of any credit for work that will not need to be performed, and advise Client of such cost. Client will then advise Manhattan whether Client wants to proceed with the change order and, if so, the appropriate documentation will be appropriately amended. In the event the scope of any or all of the project, Modifications, and/or the associated roles/responsibilities should change with respect to said cost estimates is not mutually agreed to by Client and Manhattan, the estimates and payment obligations provided herein shall no longer apply. Client is responsible for the out-of-pocket expenses associated with said efforts. Manhattan agrees to perform these implementation Services provided Client performs its obligations pursuant to this Agreement. After December 31, 2004, then-current prices terms and conditions shall apply."

SECTION 5. PAYMENT, Paragraph (C), is amended by the addition of the following:

"For the Licensed Products, Licensed Users and Designated Sites licensed upon execution hereof, Client agrees to pay the Customer Support and Software Enhancements Fees set forth in the Attachment B executed contemporaneously herewith in accordance with the following schedule:

-     Twenty-five percent (25%) upon execution hereof;

-     Twenty-five percent (25%) within ninety (90) days of execution hereof;

- Twenty-five percent (25%) within one hundred eighty (180) days of execution hereof; and

- The remaining twenty-five percent (25%) within two hundred seventy (270) days of execution hereof. "Thereafter, and to any additional Licensed Products, Licensed Users and Designated Sites, then-current prices, terms, and conditions shall apply."

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECTION 5. PAYMENT, PARAGRAPH (C), is further amended by the addition of the following:

"For a period of four (4) years following the date of execution of this Agreement, for the Licensed Products, Licensed Users and the Designated Sites licensed contemporaneously with this Addendum, Manhattan agrees not to increase Client's prices for Customer Support and/or Software Enhancements Fees more than the national rate of inflation for the preceding twelve (12) month period, as measured for the Consumer Price Index by the United States Bureau of Labor Statistics (CPI-W) plus [ * ] per year. Following said four (4) Subscription Periods and for additional Licensed Products, Licensed Users, or Designated Sites not licensed contemporaneously with this transaction, then current prices, terms and conditions shall apply."

SECTION 7. EMPLOYEE RECRUITING, is replaced in its entirety by the following:

"Each party acknowledges that the other party's employees are critical to the servicing of its customers. Therefore, each party agrees not to solicit, employ or otherwise engage the other party's employees without the employing party's prior written consent for a period of twelve (12) months following that employee's last date of employment by the employing party. Should either party violate this provision, the violating party agrees to pay the other party the greater of one-half of the former employee's annual salary or fifty thousand dollars ($50,000). The parties further agree that in the event of any actual or threatened breach of any of the provisions of this section, the non-breaching party shall be entitled (in addition to any and all other rights and remedies at law or in equity for damages or otherwise, which rights and remedies are and shall be cumulative) to specific performance, a temporary restraining order, or an injunction to prevent such breach or contemplated breach. Further, such payment and additional relief does not restrict the non-breaching party's rights or remedies as they relate to such former employee."

SECTION 10. GENERAL, Paragraph (C) GOVERNING LAW, is amended by replacing "Georgia" with "New York".

SECTION 10. GENERAL, Paragraph (E) is amended to read as follows:

"PUBLICITY RIGHTS. Manhattan may include Client's name and logo among its list of clients, and may disclose Client's name only during its quarterly earnings announcement in fulfillment of its SEC disclosure requirements. Either party may advertise or publicize the relationship created by this Agreement, provided that any such advertisements or publicity materials are pre-approved by the other party, which approval shall not be unreasonably withheld."

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

THIS ADDENDUM, INCLUDING THE AGREEMENT OF WHICH IT IS A PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ADDENDUM AND THE AGREEMENT.

Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between the terms and conditions of this Addendum and those contained within the Agreement, the terms and conditions of this Addendum shall prevail. All other terms and conditions remain unchanged and are ratified hereby.

THIS ADDENDUM SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CLIENT AND ACCEPTED AND EXECUTED BY THE CHIEF FINANCIAL OFFICER , CHIEF LEGAL OFFICER OR CHIEF EXECUTIVE OFFICER OF MANHATTAN.

By execution, signer certifies that signer is duly authorized to execute this Agreement on behalf of Manhattan. Accepted by Manhattan and effective as of 12/30/03.

MANHATTAN ASSOCIATES, INC.

/s/ EDWARD K. QUIBELL
---------------------
(Authorized Signature)

Edward K. Quibell
--------------------
(Printed Name)

Chief Financial Officer
-----------------------
(Title)

By execution, signer certifies that signer is duly authorized to execute this Agreement on behalf of Client.

CLIENT

/s/ JOHN W. ROBERTS
-------------------
(Authorized Signature)

/s/ John W. Roberts, svp Tech & Ops
-----------------------------------
(Printed Name and Title)

12/29/03
---------------
(Date Signed)

[MANHATTAN ASSOCIATES LOGO]
                                                        2300 Windy Ridge Parkway
                                                               Atlanta, GA 30339

                        ATTACHMENT A - LICENSED PRODUCTS
                           (U.S & CANADIAN SITES ONLY)

Client:  Red Envelope, Inc.
Address: 201 Spear Street, Ste 300
         San Francisco, CA 94105

This Attachment A ("Attachment") to the Software License, Services, Support and Enhancements Agreement ("Agreement") is made by and between Manhattan Associates, Inc. ("Manhattan") and Client in consideration of their mutual promises and subject to its terms and conditions. This Attachment amends the Agreement dated. Client agrees to license the designated Licensed Products for use on the Designated Processor(s) at the Designated Site(s).

THE "LICENSE USE" SECTION OF THE AGREEMENT IS AMENDED BY THE ADDITION OF THE
FOLLOWING: CLIENT HAS THE RIGHT TO USE ONLY THE LICENSED PRODUCTS DESIGNATED ON THIS ATTACHMENT EXECUTED BY CLIENT AND ACCEPTED AND EXECUTED BY MANHATTAN AND SUCH USE IS LIMITED TO THE INDICATED DESIGNATED PROCESSORS, LICENSED USERS, AND DESIGNATED SITES, AS APPLICABLE. LICENSED PRODUCTS: TOTAL LICENSE FEES:
WAREHOUSE MANAGEMENT SYSTEM (WMS)

Outbound Distribution System (ODS)                  Inventory Management System (IMS)
Radio Frequency Functions (ODS)                     Task Management System (IMS)
Parcel Transportation Management System (ODS)       Radio Frequency Functions (IMS)
Transportation & Freight Management System (ODS)

PERFORMANCE MANAGEMENT - REPORTING (MUST BE USED IN THE SAME DESIGNATED SITES WITH WMS)
PERFORMANCE MANAGEMENT - EVENTS (MUST BE USED IN THE SAME DESIGNATED
SITES WITH WMS)

                         NUMBER OF LICENSED USERS: 100*

                                              TOTAL SOFTWARE LICENSE FEES: [ * ]

*Client is licensed for one hundred (100) Licensed Users, however Client may utilize up to two hundred (200) Licensed Users on a seasonal basis as defined in
Article II, Section 1(D) of the Addendum executed contemporaneously herewith.

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

      DESIGNATED SITE(S)           DESIGNATED PROCESSOR(S) MODEL                           LICENSED USERS
       (name & address)    (Including Feature and Serial # if applicable)                     ALLOCATED
      ------------------   ----------------------------------------------                  --------------
1        Columbus, OH                      Open Systems                                           100
---------------------------------------------------------------------------------------------------------
2
---------------------------------------------------------------------------------------------------------
3
---------------------------------------------------------------------------------------------------------

This Attachment, including its terms and conditions and the Agreement of which it is a part, is a complete and exclusive statement of the agreement between the parties relating to its subject matter, and which supersedes all prior or concurrent proposals and understandings, whether oral or written, and all other communications between the parties relating to its subject matter. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between this Attachment and the Agreement, this Attachment shall prevail. All other terms and conditions remain unchanged and are ratified hereby. This Attachment shall not be effective until executed by Client and accepted and executed by the Chief Financial Officer, Chief Legal Officer or Chief Executive Officer of Manhattan. By execution, signer certifies that signer is duly authorized to execute this Agreement on behalf of Manhattan. Accepted by Manhattan and effective as of

MANHATTAN ASSOCIATES, INC.

By /s/ EDWARD K. QUIBELL
------------------------
(Authorized Signature)

Edward K. Quibell
---------------------
(Print or Type Name)

Chief Financial Officer
------------------------
Title)

By execution, signer certifies that signer is duly authorized to execute this Agreement on behalf of Client.

CLIENT

By /s/ JOHN W. ROBERTS
----------------------
(Authorized Signature)

/s/ JOHN W. ROBERTS, SVP TECH & OPS
-----------------------------------
(Print or Type Name and Title)

12/29/03
---------------
(Date Signed)

[MANHATTAN ASSOCIATS LOGO]
                                                        2300 Windy Ridge Parkway
                                                               Atlanta, GA 30339

                     ATTACHMENT B -SUPPORT AND ENHANCEMENTS

Client:     Red Envelope, Inc.
Address:    201 Spear Street, Ste 300
            San Francisco, CA 94105

This Attachment B ("Attachment") to the Software License, Services, Support and Enhancements Agreement ("Agreement") is made by and between Manhattan Associates, Inc. ("Manhattan") and Client in consideration of their mutual promises and subject to its terms and conditions. This Attachment amends the Agreement dated ______________, as follows:

CUSTOMER SUPPORT AND SOFTWARE ENHANCEMENTS - Manhattan provides to Client and Client accepts, subject to the terms and conditions of the Agreement, Customer Support and Software Enhancements as indicated below:

SELECT TYPE:

      -     CUSTOMER SUPPORT & SOFTWARE ENHANCEMENTS

      -     REINITIATION FEES $ ________________

TOTAL CUSTOMER SUPPORT AND SOFTWARE ENHANCEMENTS FEES [ * ]

This Attachment, including its terms and conditions and the Agreement of which it is a part, is a complete and exclusive statement of the agreement between the parties relating to its subject matter, and which supersedes all prior or concurrent proposals and understandings, whether oral or written, and all other communications between the parties relating to its subject matter. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between this Attachment and the Agreement, this Attachment shall prevail. All other terms and conditions remain unchanged and are ratified hereby. This Attachment shall not be effective until executed by Client and accepted and executed by the Chief Financial Officer, Chief Legal Officer or Chief Executive Officer of Manhattan. By execution, signer certifies that signer is duly authorized to execute this Agreement on behalf of Manhattan. Accepted by Manhattan and effective as of.

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MANHATTAN ASSOCIATES, INC.

By  /s/ EDWARD K. QUIBELL
-------------------------
(Authorized Signature)

Edward K. Quibell
-----------------------
(Print or Type Name)

Chief Financial Officer
-----------------------
Title)

By execution, signer certifies that signer is duly authorized to execute this Agreement on behalf of Client.

CLIENT

By /s/ JOHN W. ROBERTS
----------------------
(Authorized Signature)

/s/ JOHN W. ROBERTS, SVP TECH & OPS
-----------------------------------
(Print or Type Name and Title)

12/29/03
------------------
(Date Signed)